Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-10 (the “Registration Statement”) of our report dated April 16, 2021 relating to the financial statements of Draganfly Inc. incorporated by reference into the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading “Experts” in such Prospectus.

/s/ DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, BC

July 21, 2021